                                                                     EXHIBIT 4.2

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SECURITIES MAY
   NOT BE OFFERED OR SOLD IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION
                       FROM REGISTRATION UNDER SUCH ACT.

                                125,000 Warrants

                           VOID AFTER AUGUST 13, 2007

                        WARRANT CERTIFICATE FOR PURCHASE
                                 OF COMMON STOCK

                                 EXEGENICS, INC.

      This certifies that FOR VALUE RECEIVED Roan Meyers Associates, L.P., or its registered assigns (the "Registered Holder"), is entitled to subscribe for and purchase from eXegenics, Inc., a Delaware corporation (the "Company"), upon the terms and conditions set forth herein, at any time, or from time to time, during the Exercise Period (as hereinafter defined), up to 125,000 shares of the Company's Common Stock, par value $.01 par value per share (the "Common Stock"). The Warrant Shares (as hereinafter defined) shall be issuable at a price per share of FIFTY-FIVE CENTS ($0.55) per share, as may be adjusted (such payment, the "Exercise Price") in lawful money of the United States of America.

      As used herein, the term "this Warrant" or "this Warrant Certificate" shall mean and include this Warrant and any Warrants hereafter issued as a consequence of the exercise or transfer of this Warrant in whole or in part. The number of-shares issuable upon exercise of this Warrant (the "Warrant Shares") and the Exercise Price may be adjusted from time to time as hereinafter set forth.

      As used herein, the term "Exercise Period" shall mean the period of time from and after the date hereof until 5:00 P.M. (New York time) on the earlier of
(a) the Termination Date (as hereinafter defined), and (b) August 13, 2007; provided, that, if either such date shall in the State of New York be a holiday or a day on which the banks are authorized to close, then the next following day which, in the State of New York, is not a holiday or a day on which banks are authorized to close.

      l. Exercise.

            1.1 In General. This Warrant may be exercised during the Exercise Period, at the option of the Registered Holder, as to the whole or any lesser number of whole Warrant Shares, by surrender of this Warrant with a completed Election of Exercise (in the form at the end hereof duly executed) to the Company at its principal corporate offices or at such other place as is designated in writing by the Company, together with a certified or bank cashier's check payable to the order of eXegenics, Inc. in an amount equal to the Exercise Price multiplied by the number of Warrant Shares for which his Warrant is then being exercised (such amount, the "Purchase Price").

            1.2 Cashless Exercise. All or any portion of the Purchase Price may be paid by surrender of this Warrant with a completed Election of Cashless Exercise (in the form at the end hereof duly executed) to the Company at its principal corporate offices or at such other place as is designated in writing by the Company, which election of cashless exercise will instruct the Company to deduct from the number of Warrant Shares otherwise deliverable upon such exercise to the Registered Holder such number of Warrant Shares as is equal to such Purchase Price or portion thereof all as more fully described below (a "Cashless Exercise"). Such presentation and surrender shall be deemed a waiver by the Company of the Registered Holder's obligation to pay all or such portion of the aggregate Purchase Price as to which the Cashless Exercise relates. In the event of a Cashless Exercise, the Company will deliver to the Registered

Holder that number of Warrant Shares determined by multiplying the number of Warrant Shares for which the Registered Holder desires to exercise this Warrant by a fraction, the numerator of which shall be the difference between the then current market price per share of the Common Stock and the Exercise Price, and the denominator of which shall be the then current market price per share of Common Stock. For purposes of any computation under this Warrant, the then "current market price" per share of Common Stock at any date shall be deemed to be the average for the ten consecutive business days immediately prior to the Cashless Exercise of the daily closing prices of the Common Stock on the principal national securities exchange on which the Common Stock is admitted to trading or listed, or if not listed or admitted to trading on any such exchange, the closing prices as reported by the Nasdaq National Market, or if not then listed on the Nasdaq National Market, the average of the highest reported bid and lowest reported asked prices as reported by the National Association of Securities Dealers, Inc. Automated Quotations System ("Nasdaq") or if not then publicly traded, the fair market price of the Common Stock as determined by the Board of Directors of the Company.

            1.3 Issuance of Certificates. Each exercise of this Warrant shall be deemed effective immediately prior to the close of business on the day on which the last of the actions required for exercise under Section 1.1 or Section 1.2, as applicable, has been satisfied. As soon as practicable after each such exercise of this Warrant (whether pursuant to Section 1.1 or Section 1.2), the Company shall issue and deliver to the Registered Holder a certificate or certificates for the Warrant Shares issuable upon such exercise, registered in the name of the Registered Holder or his or its designee. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new warrant evidencing the right of the Registered Holder to purchase the balance of the Warrant Shares (or portions thereof) subject to purchase hereunder. Notwithstanding anything contained herein to the contrary, the Company may delay issuance of Warrant Shares until completion of any action or execution of any instrument which the Company deems necessary under applicable law, including, without limitation, Federal and State securities laws.

      2. Certain Adjustments. The Exercise Price in effect at any time and the number and kind of securities purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the happening of certain events.

            2.1 Changes in Common Stock. In case the Company shall at any time during the Exercise Period (i) declare a dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect at the time of the record date for such dividend or distribution or on the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Exercise Price by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action, and the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action. Such adjustment shall be made successively whenever any event listed above shall occur and shall become effective on the record date for the determination of stockholders entitled to receive such dividend or distribution or on the effective date of such subdivision, combination or reclassification, as applicable.

            2.2 Adjustments for Reclassification, Exchange and Substitution. If the Warrant Shares issuable upon exercise of this Warrant shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares which is provided for under Section 2.1 above and other than a reclassification in connection with a merger, consolidation or sale which is provided for under Section 3 below) this Warrant shall thereafter be exercisable into solely the kind and amount of shares of such other class or classes of stock as to which such Registered Holder would have received upon such reorganization, reclassification or other change had such Registered Holder exercised this Warrant in full immediately prior to such reorganization, reclassification or other change. Such adjustment shall be made successively whenever any event listed above shall occur and shall become effective on the effective date of such reorganization, reclassification or other event.

            2.3 Other Adjustments. Upon each adjustment of the Exercise Price as a result of the calculations made in this Section 2, this Warrant shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of shares (calculated to the nearest hundredth) obtained by dividing (A) the product obtained by multiplying the number of shares purchasable upon exercise of this Warrant prior to adjustment of the number of shares by the Exercise Price in effect prior to adjustment of the Exercise Price, by (B) the Exercise Price in effect after such adjustment of the Exercise Price.

            2.4 No Fractional Shares. The Company shall not be required to issue fractions of shares of Common Stock or other capital stock of the Company upon the exercise or conversion of this Warrant. If any fraction of a share would be issuable on the exercise or conversion of this Warrant (or specified portions thereof), the Company shall purchase such fraction for an amount in cash equal to the same fraction of the current market price of such share of Common Stock on the date of exercise or conversion of this Warrant.

      3. Consolidations, Mergers and Sales. If there shall be a merger or consolidation of the Company with or into another corporation (other than a merger or reorganization involving only a change in the state of incorporation of the Company or a merger or reorganization in which the Company is the surviving or continuing entity), or the sale of all or substantially all of the Company's capital stock or assets to any other person, or the liquidation or dissolution of the Company, then as a part of such transaction, at the Company's option, either:

            (a) provision shall be made so that the Registered Holder shall thereafter be entitled to receive upon exercise of this Warrant solely the kind and amount of shares of stock or other securities or property of the Company, or of the successor corporation resulting from the merger, consolidation or sale, to which the Registered Holder would have been entitled if the Registered Holder had exercised its rights pursuant to the Warrant immediately prior thereto (and, thereafter, appropriate provision shall be made for adjustments which shall be as nearly equivalent as practicable to the adjustments in Section 2); or

            (b) this Warrant shall terminate, and become null and void, at 5:00 P.M. (New York Time) on the business day immediately preceding the effective date of such merger, consolidation or sale (the "Termination Date"); provided, that if this Warrant shall not have otherwise terminated or expired, the Company shall have given the Registered Holder written notice of such Termination Date at least twenty (20) business days prior to the occurrence thereof.

         4.       Registration Rights.

            4.1 No Prior Registration. The Registered Holder acknowledges that this Warrant and the Warrant Shares have not been registered under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any successor legislation (the "Securities Act"), and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant or any Warrant Shares in the absence of (i) an effective registration statement under the Securities Act covering the resale of this Warrant or such Warrant Shares and registration or qualification of this Warrant or such Warrant Shares under any applicable "blue sky" or state securities law then in effect, or (ii) an opinion of counsel, satisfactory to the Company, that such registration and qualification are not required. The Company may delay issuance of the Warrant Shares until completion of any action or obtaining of any consent, which the Company deems necessary under any applicable law (including, without limitation, state securities or "blue sky" laws).

            4.2 S-3 Registration Rights. At any one time during the Exercise Period and provided that the Company is then a registrant eligible to use Form S-3, the Registered Holder shall have the right to request that the Company prepare and file with the Securities and Exchange Commission (the "SEC") a Registration Statement on Form S-3 covering the resale of all or any portion of the Warrant Shares; provided, that the Warrant Shares to be included in any Registration Statement pursuant to this Section 4.2 shall have a minimum aggregate offering price to the public of at least $75,000, such registration relate to at least 100,000 shares of Common Stock (which condition may be met by aggregating the Warrant Shares of the Registered Holder with those of other persons having registration rights or otherwise participating in such registration), and the Registered Holder shall have the right to request only one registration under this Section 4.2

            4.3 Registration Procedures. Any request for registration pursuant to Section 4.2 shall be made in writing (a "Registration Notice") and shall set forth the number of Warrant Shares requested to be so registered and the Registered Holder's preferred method of distribution of such Warrant Shares. Subject to the other provisions of this Section 4, the Company shall use its commercially reasonable efforts to (a) prepare and file with the SEC a Registration Statement covering the resale of such Warrant Shares, (b) cause such Registration Statement to become effective as soon as practicable thereafter, and (c) keep such Registration Statement continually effective until the earlier of (i) such time as all Warrant Shares covered thereby are sold, and
(ii) the date which is 180 days following the effective date of the Registration Statement.

            4.4 Permitted Delays. The Company shall be entitled to postpone the filing of any Registration Statement, if (i) at any time prior to the filing of such Registration Statement the Company determines, in its reasonable business judgment, that such registration and offering could adversely affect any financing, acquisition, corporate reorganization, or other material transaction or development involving the Company or any of its affiliates, and (ii) the Company gives the Registered Holder written notice of such postponement. In the event of such postponement, the Company shall file such Registration Statement as soon as practicable after it shall determine, in its reasonable business judgment, that such registration and offering will not adversely effect the matters described in the first sentence of this Section 4.4.

            4.5 Expenses. All expenses incurred in connection with a registration pursuant to this Section 4 (other underwriting discounts and commissions, if any, fees and disbursements of counsel for the Registered Holder, and transfer taxes) shall be borne by the Company, provided that the Company shall not be required to obtain a special audit of its financial statements in connection with such registration statement.

            4.6 Cooperation. The Registered Holder agrees to cooperate with the Company in connection with the preparation and filing of any Registration Statement hereunder, and for so long as the Company is obligated to keep any such Registration Statement effective, will provide to the Company, in writing, for use in the Registration Statement, all information as may be necessary to enable the Company to prepare the Registration and prospectus covering the Warrant Shares and to maintain the currency and effectiveness thereof.

            4.7 Suspension of Offering or Distribution. On notice from the Company of (i) the happening of any event as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or fails to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the issuance by the SEC of a stop order relating to a Registration Statement covering the resale of Warrant Shares, the Registered Holder shall cease offering or distributing the Warrant Shares until such time as the Company notifies the Registered Holder that offering and distribution of the Warrant Shares may recommence.

            4.8 Limitations. Notwithstanding anything in this Warrant to the contrary, Company shall be under no obligation to file a registration statement for the registration of the Warrant Shares if any of such Warrant Shares may then be sold by the Registered Holder to the public pursuant to Rule 144 or otherwise without registration.

      5. Exchange and Transferability Replacement. This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Company, or at such other place as the Company may designate, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrant Shares, each of such new Warrant Certificates to represent such number of Warrant Shares as shall be designated by such Registered Holder at the time of such surrender. Notwithstanding the foregoing, the Company shall have no obligation to cause this Warrant to be transferred on its books to any person if, in the opinion of counsel to the Company, such transfer does not comply with the provisions of the Securities Act. Without the prior written consent of the Company, this Warrant shall not be assigned, pledged or hypothecated in any way, whether by operation of law or otherwise (other than by will or pursuant to the laws of descent and distribution) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of the Warrant or of any rights granted hereunder contrary to the provisions of this Section 5, or the levy of any attachment or similar process upon this Warrant or such rights, shall be null and void. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant (and upon surrender of this Warrant if mutilated), and upon reimbursement of the Company's reasonable incidental expenses, the Company shall execute and deliver to the Registered Holder thereof a new Warrant of like date, tenor, and denomination.

      6. No Rights as Stockholders. Prior to the exercise of this Warrant, the Registered Holder shall not be entitled, solely on account of this Warrant, to any rights of a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company.

      7. Taxes. The issuance of any shares or other securities upon the exercise or conversion of this Warrant, and the delivery of certificates or other instruments representing such shares or other securities, shall be made without charge to the Registered Holder for any tax or other charge in respect of such issuance. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the Registered Holder and the Company shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

      8. Legend. Unless the Warrant-Shares issued upon exercise of this Warrant are registered for resale under the Securities Act, the certificate or certificates evidencing such Warrant Shares shall bear the following legend:

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SHARES MAY NOT BE OFFERED OR SOLD IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT."

      9. Waivers and Modifications. Any term or provision of this Warrant may be waived only by written document executed by the party entitled to the benefits of such terms or provisions. The terms and provisions of this Warrant may be modified or amended only by written agreement executed by the parties hereto.

      10. Governing Law. This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of New York.

         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed manually or in facsimile by two of its officers thereunto duly authorized.

                                         EXEGENICS, INC.


Dated: August 13, 2002                   By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                             By:
                                                 --------------------------
                                                 Name:
                                                 Secretary:

                                                  [SEAL]

ELECTION OF EXERCISE
(To be completed and executed by Registered Holder to Exercise Warrant)

In accordance with Section 1.1 of the within Warrant Certificate, the undersigned Registered Holder hereby irrevocably elects to exercise his, her or its right to purchase _________________ Warrant Shares and, in connection therewith, tenders payment in the aggregate amount of $_________, which amount represents the number of Warrant Shares as to which the undersigned is electing his, her or its right to purchase, multiplied by the Exercise Price (as defined in said Warrant), as adjusted pursuant to Section 2 therein, if applicable. The undersigned Registered Holder requests that certificates for such Warrant Shares shall be issued in the name of:

-------------------------------------

-------------------------------------

-------------------------------------

-------------------------------------

(Print Name, Address and Social Security or
Tax Identification Number)

and, if such number of Warrant Shares shall not be all the Warrants Shares evidenced by the within Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address- stated below.

Date:
      -------------------------------       ------------------------------------
                                             (Print Name of Registered Holder)
Address of Registered Holder:
                                            ------------------------------------
                                            (Signature and Title, if applicable)

-------------------------------------

-------------------------------------

-------------------------------------


THE SIGNATURE ON THIS ELECTION TO EXERCISE FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF THE AMERICAN STOCK EXCHANGE, NEW YORK STOCK EXCHANGE, PACIFIC STOCK EXCHANGE OR MIDWEST STOCK EXCHANGE.

ASSIGNMENT
(To be completed and executed by the Registered Holder to transfer Warrant)


FOR VALUE RECEIVED, the undersigned Registered Holder hereby sells, assigns and transfers unto:

-------------------------------------

-------------------------------------

-------------------------------------

-------------------------------------

(Print Name, Address and Social Security or Tax Identification Number)

the right to purchase ____________________ of the Warrants Shares represented by the within Warrant Certificate, and hereby irrevocably constitutes and appoints ______________________ attorney-in-fact to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises, and, if such number of Warrant Shares shall not be all the Warrants Shares evidenced by the within Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below.

Date:
      -------------------------------       ------------------------------------
                                             (Print Name of Registered Holder)
Address of Registered Holder:
                                            ------------------------------------
                                            (Signature and Title, if applicable)


-------------------------------------

-------------------------------------

-------------------------------------



THE SIGNATURE ON THIS ASSIGNMENT FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF THE AMERICAN STOCK EXCHANGE, NEW YORK STOCK EXCHANGE, PACIFIC STOCK EXCHANGE OR MIDWEST STOCK EXCHANGE.

ELECTION OF CASHLESS EXERCISE
(To be completed and executed by Registered Holder to Exercise Warrant pursuant to Cashless Exercise provisions)

In accordance with Section 1.2 of the within Warrant Certificate, the undersigned Registered Holder hereby irrevocably elects to exercise his, her or its right to purchase _________________ Warrant Shares and, in connection therewith, directs that the payment of the purchase price for such Warrant Shares be made pursuant to the cashless exercise provisions of the within Warrant. The undersigned Registered Holder requests that certificates for such Warrant Shares (less any Warrant Shares not delivered in accordance with such cashless exercise provisions) shall be issued in the name of:

-------------------------------------

-------------------------------------

-------------------------------------

-------------------------------------


(Print Name, Address and Social Security or Tax Identification Number)

and, if such number of Warrant Shares shall not be all the Warrants Shares evidenced by the within Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below.

Date:
      -------------------------------       ------------------------------------
                                             (Print Name of Registered Holder)
Address of Registered Holder:
                                            ------------------------------------
                                            (Signature and Title, if applicable)


-------------------------------------

-------------------------------------

-------------------------------------


THE SIGNATURE ON THIS ELECTION OF CASHLESS EXERCISE FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF THE AMERICAN STOCK EXCHANGE, NEW YORK STOCK EXCHANGE, PACIFIC STOCK EXCHANGE OR MIDWEST STOCK EXCHANGE.